Exhibit 10.21

PROMISSORY NOTE

Dated as of June 19, 2014

Amount: $10,000.00
FOR VALUE RECEIVED, the undersigned Las Vegas Railway Express, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Allegheny Nevada Holdings Corp. ("Lender"), the principal sum of Ten Thousand ($10,000.00), (the "Principal Amount") together with interest on the unpaid Principal Amount on maturity of this note (the "Note"). Said note shall be due on demand (the "Maturity Date"). In addition, the Maker promises to pay to the order of Lender an amount equal to ten percent (10%) per month of the Principal Amount on the Maturity Date (the "Maturity Payment").

1. INTEREST RATE.
The Principal Amount under this Note shall bear interest at a rate of ten percent (10%) per month upon the Maturity Date.
ln the case any Principal Amount and any accrued interest thereon or the Maturity Payment remains unpaid following the Maturity Date or in the case of an Event of Default (as hereinafter defined) the unpaid Principal Amount and accrued interest thereon and the unpaid Maturity Payment shall bear interest at a rate of ten percent (10%) per month compounded daily from the Maturity Date or the date of the Event of Default as applicable.
In the event that any interest rate provided for in this Agreement shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Interest not paid when due shall be added to the unpaid Principal Amount and shall thereafter bear interest at the same rate as the Principal Amount. All payments (including prepayments) hereunder are to be applied first to the payment of accrued interest and the balance remaining applied to the payment of the Principal Amount and the Maturity Payment.
2. PAYMENTS.
Maker shall make payments of the Principal Amount, the Maturity Payment and accrued interest thereon to Lender as follows: except as otherwise set forth in this Note, the unpaid Principal Amount under the Note plus all accrued and unpaid interest thereon plus the Maturity Payment shall be payable upon the Maturity Date. If the Maker has not repaid the Principal Amount together with any and all accrued interest thereon and the Maturity Payment on the Maturity Date, the Lender may, in his sole discretion, at any time aHer the Maturity Date, (i) make a written demand for payment of any unpaid Principal Amount, Maturity Payment and accrued interest thereon.

3. VOLUNTARY PREPAYMENT.
Maker may, from time to time, in its sole discretion, upon five (5) business days' prior written notice to Investor, make one or more periodic payments to the Lender. Such payments shall be credited against any Principal Amount, Maturity Payment and accrued interest thereon owed by Maker to Lender pursuant to the Note on the date that such payment is received by the Lender and credited to Lender's account. Such payments shall be applied first to accrued and unpaid interest, then to the Principal Amount and then to the Maturity Payment amount then outstanding. Notwithstanding anything herein to the contrary, in the case of any payment by Maker to the Lender prior to the Maturity Date, Lender shall be entitled to the full amount of the interest that would have been due on the Note and to the full amount of the Maturity Payment that would have been paid had Maker paid the Principal Amount and interest thereon and the Maturity Payment on the Maturity Date.

4. LAWFUL MONEY AND DESIGNATED PLACES OF PAYMENT.
All amounts due hereunder are payable in lawful money of the United States of America, in immediately available funds, at Lender's designated address not later than 6:00 p.m., Pacific time, on the day of payment.
5. WAIVERS.
Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment , protest, demand, notice of dishonor, notice of nonpayment , notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration , presentment for the purpose of accelerating maturity, and diligence in collection.
6. DEFAULT.
The occurrence and continuance of one or more of the following events shall constitute an event of default ("Event of Default") of this Note:
6.1 The nonpayment of the Principal Amount or the Maturity Payment under the Note or any accrued interest thereon by Maker within five business days of when the same shall have become due and payable.
6.2 The entry of a decree or order by a court having appropriate jurisdiction adjudging Maker bankrupt or insolvent, or approving as properly filed a petition seeking reorganization , arrangement, adjustment or composition of or in respect of Maker under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee of Maker, or any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.3 The institution by Maker of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Company, or of any substantial part of its property, shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Maker shall make an assignment for the benefit of its creditors, or if there is a receivership, execution or other material judicial seizure, or if there is an admission in writing by Maker of its inability to pay its debts generally as they become due, or the taking of corporate action by Maker in furtherance of any such action.

6.4 Default in the obligation of Maker for borrowed money, other than this Note, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any material indebtedness of Maker under any note, indenture, contract, or agreement.

6.5 Maker's failure to comply with any material term, obligation, covenant, or condition contained in this Note, within 10 days after the expiration of all cure periods and receipt of written notice from the Lender demanding such compliance.

6.6 Any warranty, covenant, or representation made to the Lender by Maker under this Agreement, proves to have been false in any material respect when made or furnished.

7. ACCELERATION.
At the option of the Lender, and without presentment, demand, protest or notice, all of which are hereby expressly waived, the Principal Amount, the Maturity Payment and any accrued and unpaid interest thereon shall become immediately due and payable upon an Event of Default as set forth in Section 6 above. Any reasonable attorneys' fees and other expenses incurred by the Lender in connection with Maker's bankruptcy or any of the other Event of Default described in Section 6 shall be additional indebtedness of Maker secured by this Agreement.

8. SECURITY INTERESTS.
It is further understood that this Note is not secured by a personal guarantee.
9. ATTORNEYS' FEES.
In the event it should become necessary to employ counsel to collect any amounts owed by Maker under this Note, Maker agrees to pay the reasonable attorneys' fees and costs of the Lender, incurred in connection with the Lender's collection efforts, irrespective of whether suit is brought.
10. SECTION HEADINGS.
Headings and numbers have been set forth for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Note.

11 . AMENDMENTS IN WRITING.
Subject to applicable law, this Note may be amended, modified, or supplemented only by a written agreement signed by the Lender and the Maker.
12. CHOICE OF LAW
This Note and all transactions hereunder and/or evidenced hereby shall be governed by and construed under the laws of the State of Nevada without regard to the conflicts of law principles thereof.
13. ARBITRATION.
If at any time during the term of this Note any dispute, difference, or disagreement shall arise upon or in respect of the Note, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties hereto, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by binding arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof. The parties hereto each jointly and severally waive any and all rights to appeal the judgment or award of such arbiter(s).
14. TRANSFERABILITY.
The right to principal and interest under this Note may be transferred only through a book entry system maintained by Maker. Any other means of transfer, including, without limitation, transfers by endorsement, shall be null and void. Ownership of the obligation must be reflected in a book entry. A book entry is a record of ownership that identifies the owner of an interest in this Promissory Note.
IN WITNESS WHEREOF , the Maker has caused its duly authorized representative to execute this Note as of the date first written above.

By: /s/ Wanda Witoslawski

Wanda Witoslawski

CFO